EXHIBIT 99.1

Multimedia Games Holding Company, Inc.	PRESS RELEASE
For more information contact:
Adam Chibib	Richard Land
Chief Financial Officer	James Leahy
Multimedia Games Holding Company, Inc.	JCIR
512-334-7500	212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES REPORTS FISCAL 2014 FOURTH QUARTER AND FULL YEAR RESUTLS

AUSTIN, Texas, November 12, 2014 - Multimedia Games Holding Company, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”) today reported record operating results for its fiscal 2014 fourth quarter and full year ended September 30, 2014, as summarized below. On September 8, 2014, Multimedia Games entered into a definitive merger agreement with Global Cash Access Holdings, Inc. (NYSE: GCA) ("GCA"), which provides for GCA to acquire Multimedia Games, with each outstanding share of Multimedia Games common stock, with certain exceptions, being converted into the right to receive $36.50 in cash.

Financial results for the three and twelve month periods ended September 30, 2014, include a pre-tax impact of $6.6 million in selling, general and administrative expenses, related to acquisition costs and expenses associated with both the pending acquisition of Multimedia Games by GCA and Multimedia Games recent acquisition of PokerTek.

Summary of 2014 Q4 and Fiscal Year Results
(In millions, except per-share and player terminal data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Revenue	$50.5	$50.4	$218.1	$189.4
Operating income	$6.9	$13.0	$51.9	$52.4
Net income	$3.8	$10.0	$31.9	$34.9
Diluted earnings per share(1)	$0.12	$0.32	$1.02	$1.14

EBITDA(2)	$20.3	$25.3	$104.8	$95.7
Adjusted EBITDA(3)	$26.9	$25.3	$112.8	$95.7

Units sold	612	807	3,697	2,678

Domestic participation installed units:
Average	13,252	12,201	12,865	11,631
Quarter-end	13,329	12,440

(1)
Diluted earnings per share for the three month period ended September 30, 2014 reflects non-recurring acquisition costs and expenses of approximately $6.6 million, pre-tax. Diluted earnings per share for the twelve month period ended September 30, 2014 reflects non-recurring insurance and severance charges as well as acquisition costs and expenses of approximately $8.0 million, pre-tax.

(2)
EBITDA is defined as net income before net interest expense, income taxes, depreciation, amortization and accretion of contract rights. A reconciliation of EBITDA to net income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(3)
Adjusted EBITDA for the three month period ended September 30, 2014 reflects the add-back of non-recurring acquisition costs and expenses of approximately $6.6 million. Adjusted EBITDA for the twelve month period ended September 30, 2014 reflects the add-back of non-recurring insurance and severance charges as well as acquisition costs and expenses of approximately $8.0 million. Please see the reconciliation tables at the end of this release for a detailed breakdown of these add-backs.

Patrick Ramsey, Chief Executive Officer of Multimedia Games, commented, “Multimedia Games generated record financial results in fiscal 2014, including full-year revenue of $218.1 million and full-year adjusted EBITDA of $112.8 million. Our fiscal 2014 growth reflects our success in expanding the number of our addressable licensed markets as well as our initiatives to further expand our product portfolio by developing new games that excite players and deliver value to operators. This allowed us to overcome the challenging North American gaming market, as our fiscal 2014 unit sales increased 38%, or by over 1,000 units, to nearly 3,700 units, while our installed base of participation units increased 7%, or by nearly 900 units. Importantly, our installed base of higher-yielding premium participation units grew by 521 units in fiscal 2014 as the player appeal and strong performance of our High Rise Games® attracted operators in increasing numbers nationwide.

“Overall, our financial performance in fiscal 2014 demonstrates the ability of the entire Multimedia Games team to create exciting, distinctive games that attract players, provide an unmatched entertainment experience and deliver value to our customers. At the recently concluded Global Gaming Expo (G2E®) in Las Vegas, we displayed our most extensive lineup of new products, including 100 unique games and three new cabinet platforms. We also recently completed the acquisition of PokerTek, adding eTables to our product portfolio, further diversifying our geographic base and adding attractive recurring revenue to our already strong recurring revenue base.

“As we head into fiscal 2015, our product development teams remain singularly focused on further expanding our portfolio of attractive gaming content and our newly acquired eTable business while bringing to market some of the newest products we demonstrated at G2E - including the Platinum MPX™ and The Texan HDX™. In addition, we continue to work closely with the team at Global Cash Access as they move towards the completion of their acquisition of Multimedia Games.”

Highlights of Multimedia Games’ fiscal 2014 fourth quarter operating results include:

Gaming operations

•	The approximate 7.1%, or 889 unit, year-over-year increase in the Company’s installed base led to a 10.1% increase in revenue.

◦	The installed base grew 162 units on a quarterly sequential basis.

◦	The Company’s installed base of higher-yielding premium participation games increased by 111 units on a quarterly sequential basis to 1,399 units.

•	Revenue from the Company’s New York Lottery business decreased 0.4% year over year to $16.9 million.

Gaming equipment and system sales

•	Revenue declined 21.6% year over year, reflecting the sale of 612 units to customers in 18 markets, compared to the sale of 807 units in the year-ago quarter.

•	Total unit sales included the sale of 140 TournEvent units, bringing the Company’s nationwide TournEvent installed base to over 4,100 units in approximately 280 casinos.

•	The top three markets for unit sales were Mississippi, Nevada and Washington, which in aggregate accounted for 249 of the units sold during the quarter.

Operating expenses

•	The year-over-year increase in total operating expenses was driven by:

◦	Higher research and development expenses as the Company prepared to launch several new products and game titles.

◦
Increased depreciation and amortization expense largely reflecting the continued expansion of the Company’s installed base of participation units along with higher amortization expense for capitalized labor.

•	SG&A expenses increased 39.2% during the quarter, driven by:

◦	PokerTek and GCA transaction costs of $0.9 million and $5.7 million, respectively.

◦	SG&A expenses include approximately $1.3 million of non-cash stock-based compensation compared to $1.1 million in the prior-year period.

Multimedia Games ended fiscal 2014 with $138.1 million in cash and debt of $25.9 million, versus cash of $102.6 million and debt of $29.6 million at September 30, 2013. Capital expenditures in fiscal 2014 declined to $35.4 million, compared to $48.6 million in fiscal 2013.

Non-GAAP Financial Measures
See definitions of EBITDA and Adjusted EBITDA included in the discussion of Non-GAAP financial measures below.

About Multimedia Games Holding Company, Inc.
Through its wholly owned subsidiary, Multimedia Games, Inc., Multimedia Games Holding Company, Inc. (“Multimedia Games”) develops and distributes gaming technology. The company is a creator and supplier of comprehensive systems, content and electronic gaming units for Native American and commercial casinos. Revenue is derived from gaming units in operation on revenue-sharing arrangements as well as from the sale of gaming units and systems that feature proprietary game content and game themes licensed from others. Multimedia Games also supplies the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York. The company is focused on pursuing market expansion and new product development for commercial and tribal casinos and VLT markets. Please visit www.multimediagames.com, twitter.com/MultimediaGames or facebook.com/MultimediaGames, where Multimedia Games discloses important information about the company, its sales, and its business.
Cautionary Language
This press release contains forward-looking statements based on Multimedia Games' current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe”, “expect”, “continue”, “intend”, “plan”, “seek”, “estimate", “project”, “may”, “should”, or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and our products, plans, and markets are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, expectations regarding our future installed base and win per day; expectations regarding our financial performance and financial flexibility; expectations regarding the effect of the acquisition of PokerTek on our performance; expectations regarding customers’ preferences and demands for future gaming offerings; expectations regarding our product portfolio; expectations regarding shareholder value; expectations regarding market entry and expansion; expectations regarding tax rates; expectations regarding the share repurchase program; management’s plans and objectives for future operations; expectations regarding future investments; expenditures and product development; business prospects; anticipated sales performance; industry trends; market conditions; and other statements that are not historical facts. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results of Multimedia Games’ performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of Multimedia Games to increase our future installed base and win per day; improve our financial performance and financial flexibility; successfully integrate PokerTek into our existing business; successfully implement our product portfolio; increase shareholder value; successfully enter new markets and expand in current markets; grow our revenue, gaming operations or game sales businesses; garner new market share; secure new licenses and game approvals in new and current jurisdictions; successfully develop or place proprietary product such as premium games and the TournEvent slot tournament system; comply with regulations; or have our games met with approval by customers or players. Please refer to our most recent annual report on Form 10-K for our fiscal year ended September 30, 2014, and subsequent filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Multimedia Games expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS As of September 30, 2014 and 2013 (In thousands, except share and per-share amounts)

	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$138,086	$102,632
Accounts receivable, net of allowance for doubtful accounts of $150 and $342, respectively	25,265	26,566
Inventory	12,412	12,429
Notes receivable, current	2,375	2,093
Deferred tax asset	5,886	7,818
Prepaid expenses and other	4,440	2,423
Federal and state income tax receivable	4,400	2,855
Total current assets	192,864	156,816
Property and equipment and leased gaming equipment, net	76,862	77,458
Intangible assets, net	32,022	34,723
Notes receivable, non-current	5,368	4,841
Deferred tax asset, non-current	1,348	2,690
Value added tax receivable, net of allowance of $707 and $707, respectively	2,911	2,862
Other assets	3,637	2,135
Total assets	$315,012	$281,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long‑term debt	$3,700	$3,700
Accounts payable and accrued liabilities	33,998	29,129
Deferred revenue	447	520
Total current liabilities	38,145	33,349
Long‑term debt, less current portion	22,200	25,900
Long term deferred tax liability	9,838	12,824
Other long-term liabilities	471	511
Total liabilities	70,654	72,584
Commitments and contingencies
Stockholders’ equity:
Preferred Stock:
Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 38,628,091 and 37,802,950 shares issued, and 29,732,011 and 29,386,870 shares outstanding, respectively	386	378
Additional paid‑in capital	148,828	131,232
Treasury stock, 8,896,080 and 8,416,080 respectively, common shares at cost	(81,002)	(66,886)
Retained earnings	176,146	144,217
Total stockholders’ equity	244,358	208,941
Total liabilities and stockholders’ equity	$315,012	$281,525

CONSOLIDATED STATEMENTS OF OPERATIONS For the Three and Twelve Months Ended September 30, 2014 and 2013 (In thousands, except per-share amounts)
	Three Months Ended September 30,		Full Year Ended September 30,
	2014	2013	2014	2013
REVENUES:
Gaming operations	$38,488	$34,946	$147,897	$132,640
Gaming equipment and system sales	11,206	14,297	68,030	54,539
Other	829	1,145	2,202	2,187
Total revenues	50,523	50,388	218,129	189,366

OPERATING COSTS AND EXPENSES:
Cost of gaming operations revenue (1)	3,784	3,650	15,136	13,803
Cost of equipment and system sales	5,279	6,116	31,797	23,143
Selling, general and administrative expenses	18,678	13,420	58,720	48,350
Research and development	4,822	4,320	17,174	16,842
Amortization and depreciation	11,014	9,839	43,388	34,846
Total operating costs and expenses	43,577	37,345	166,215	136,984
Operating income	6,946	13,043	51,914	52,382

OTHER INCOME (EXPENSE):
Interest income	150	92	412	491
Interest expense	(218)	(273)	(930)	(1,139)
Other income (expense)	142	—	166	33
Income before income taxes	7,020	12,862	51,562	51,767
Income tax (expense) benefit	(3,233)	(2,833)	(19,633)	(16,833)
Net income	$3,787	$10,029	$31,929	$34,934

Basic earnings per common share	$0.13	$0.35	$1.07	$1.21
Diluted earnings per common share	$0.12	$0.32	$1.02	$1.14

Shares used in earnings per common share:
Basic	29,689	29,065	29,861	28,929
Diluted	30,903	30,936	31,269	30,677

(1)
Cost of gaming operations revenue excludes depreciation and amortization of gaming equipment, content license rights and other depreciable assets, which are included separately in the amortization and depreciation line item.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net income	$31,929	$34,934
Adjustments to reconcile net income to cash provided by operating activities:
Amortization and depreciation	43,388	34,846
Accretion of contract rights	9,357	8,468
Share-based compensation	5,874	3,926
Other non-cash items	(195)	1,501
Deferred income taxes	287	6,662
Interest income from imputed interest	(228)	(376)
Changes in operating assets and liabilities	10,149	(3,052)
Tax benefit from exercise of stock options	(8,258)	(10,396)
NET CASH PROVIDED BY OPERATING ACTIVITIES	92,303	76,513
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and leased gaming equipment	(35,408)	(48,624)
Capitalized labor and acquisition of intangible assets	(13,114)	(9,260)
Advances under development and placement fee agreements	(795)	(8,535)
Advances under promissory notes	(4,750)	—
Repayments under development agreements	3,304	7,749
NET CASH USED IN INVESTING ACTIVITIES	(50,763)	(58,670)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,472	9,176
Tax benefit from exercise of stock options	8,258	10,396
Principal payments of long‑term debt	(3,700)	(3,700)
Purchase of treasury stock	(14,116)	(4,838)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(6,086)	11,034

Net increase in cash and cash equivalents	35,454	28,877
Cash and cash equivalents, beginning of period	102,632	73,755
Cash and cash equivalents, end of period	$138,086	$102,632

Reconciliation of GAAP to Non-GAAP measures:
This press release and accompanying schedules provide certain information regarding (i) EBITDA and (ii) Adjusted EBITDA, both of which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define (i) EBITDA as net income before net interest expense, income taxes, depreciation, amortization and accretion of contract rights; and, (ii) Adjusted EBITDA reflects an add-back to EBITDA of certain non-recurring charges incurred throughout fiscal 2014, primarily related to merger-related expenses. EBITDA is not a recognized financial measure under GAAP, but we believe that it is useful in measuring our operating performance. We believe that the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	For the Three Months Ended September 30,		For the Twelve Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Net income	$3,787	$10,029	$31,929	$34,934
Add back:
Amortization and depreciation	11,014	9,839	43,388	34,846
Accretion of contract rights(1)	2,210	2,435	9,357	8,468
Interest expense, net	68	181	518	648
Income tax expense	3,233	2,833	19,633	16,833
EBITDA	$20,312	$25,317	$104,825	$95,729

1)	“Accretion of contract rights” relates to the amortization of intangible assets for development projects. These amounts are recorded net of revenues in the Consolidated Statements of Operations.

Adjusted EBITDA

	For the Three Months Ended				For the Twelve
					Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2013	2014	2014	2014	2014
	(in thousands)
EBITDA	$27,887	$30,714	$25,912	$20,312	$104,825
Add back:
Insurance claims	771				771
Severance charge			619		619
PTEK merger expenses				877	877
GCA merger expenses				5,736	5,736
Adjusted EBITDA	$28,658	$30,714	$26,531	$26,925	$112,828

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